UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE DECEMBER o, 2002.

     Void after 5:00 p.m. (Toronto time) on the 31st day of December, 2004.

Number of Warrants: o                             Warrant Certificate No. W-D- o


                         ADB SYSTEMS INTERNATIONAL INC.
              (organized under the laws of the Province of Ontario)

This is to certify that, for value received, o (the "HOLDER"), shall have the right to purchase from ADB Systems International Inc. (the "CORPORATION"), at any time and from time to time up to 5:00 p.m. (Toronto time) on December 31, 2004 (the "EXPIRY TIME"), one fully paid and non-assessable Common Share for each Warrant (individually, a "WARRANT") represented hereby at a price of Cdn$0.14 per share (the "EXERCISE PRICE"), upon and subject to the following terms and conditions:

1. For the purpose of this Warrant, the term "COMMON SHARES" means common shares in the capital of the Corporation as constituted on the date hereof; provided that in the event of a change, subdivision, re-division, reduction, combination or consolidation thereof or any other adjustment under clause 7 hereof, or such successive changes, subdivisions, re-divisions, reductions, combinations, consolidations or other adjustments, then subject to the adjustments, if any, having been made in accordance with the provisions of this Warrant Certificate, "COMMON SHARES" shall thereafter mean the shares, other securities or other property resulting from such change, subdivision, re-division, reduction, combination or consolidation or other adjustment.

2. All rights under any of the Warrants in respect of which the right of subscription and purchase therein provided for shall not theretofore have been exercised shall wholly cease and determine and such Warrants shall be wholly void and of no valid or binding effect after the Expiry Time.

3. The right to purchase Common Shares pursuant to the Warrants may only be exercised by the Holder before the Expiry Time by:

              (i) duly completing and executing a subscription substantially in the form attached hereto, in the manner therein indicated; and

              (ii) surrendering this Warrant Certificate and the duly completed and executed subscription form to the Corporation at the principal office of the Corporation at 201-6725 Airport Road, Mississauga, Ontario L4V 1V2, together with payment of the purchase price for the Common Shares subscribed for in the form of cash or a certified cheque payable to the Corporation in an amount equal to the then applicable Exercise Price multiplied by the number of Common Shares subscribed for.

4.       Issue of Common Shares upon Exercise.

         (a) Upon such delivery and payment as set forth in section 4, the Corporation shall cause to be issued to the Holder the number of Common Shares to be issued and the Holder shall become a shareholder of the Corporation in respect of such Common Shares with effect from the date of such delivery and payment and shall be entitled to delivery of a certificate or certificates evidencing such shares. The Corporation shall cause such certificate or certificates to be delivered via bonded overnight courier to the Holder at the address or addresses specified in such subscription form within five (5) business days of such delivery and payment as herein provided.

         (b) The Corporation shall not be required to issue fractional Common Shares upon the exercise of the Warrants and no payment shall be made by the Corporation in lieu of issuing any fractional interest in a common share.

5. The holding of a Warrant shall not constitute the Holder a shareholder of the Corporation nor entitle him to any right or interest in respect thereof except as herein expressly provided.

6. The Corporation covenants and agrees that until the Expiry Time, while any of the Warrants shall be outstanding, it shall reserve and there shall remain unissued out of its authorized capital a sufficient number of Common Shares to satisfy the right of purchase herein provided, as such right of purchase may be adjusted pursuant to clauses 7 and 8 hereof. All Common Shares which shall be issued upon the exercise of the right to purchase herein provided for, upon payment therefor of the amount at which such Common Shares may at the time be purchased pursuant to the provisions hereof, shall be issued as fully paid and non-assessable shares and the holders thereof shall not be liable to the Corporation or its creditors in respect thereof.

7.       Adjustment

         (a) If and whenever at any time after the date hereof and prior to the Expiry Time the Corporation shall (i) subdivide, re-divide or change its then outstanding Common Shares into a greater number of Common Shares, (ii) reduce, combine or consolidate its then outstanding Common Shares into a lesser number of Common Shares, or (iii) issue Common Shares (or securities exchangeable for or convertible into Common Shares) to the holders of all or substantially all of its then outstanding Common Shares by way of a stock dividend or other distribution (any of such events herein called a "COMMON SHARE REORGANIZATION"), then the Exercise Price shall be adjusted effective immediately after the effective date of any such event in (i) or (ii) above or the record date at which the holders of Common Shares are determined for the purpose of any such dividend or distribution in (iii) above, as the case may be, by multiplying the Exercise Price in effect on such effective date or record date, as the case may be, by a fraction, the numerator of which shall be the number of Common Shares outstanding on such effective date or record date, as the case may be, before giving effect to such Common Share Reorganization and the denominator of which shall be the number of Common Shares outstanding immediately after giving effect to such Common Share Reorganization including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would be outstanding if such securities were exchanged for or converted into Common Shares.

         (b) If and whenever at any time after the date hereof and prior to the Expiry Time, the Corporation shall distribute any class of shares or rights, options or warrants or other securities (other than those referred to in 7(a) above), evidences of indebtedness or property (excluding cash dividends paid in the ordinary course) to holders of all or substantially all of its then outstanding Common Shares, the Holder shall receive, in addition to the number of the Common Shares in respect of which the right to purchase is then being exercised, the aggregate number of Common Shares or other securities or property that the Holder would have been entitled to receive as a result of such event, if, on the record date thereof, the Holder had been the registered holder of the number of Common Shares to which the Holder was theretofore entitled upon the exercise of the rights of the Holder hereunder.

         (c) If and whenever at any time after the date hereof and prior to the Expiry Time there is a capital reorganization of the Corporation or a reclassification or other change in the Common Shares (other than a Common Share Reorganization) or a consolidation or merger or amalgamation of the Corporation with or into any other corporation or other entity (other than a consolidation, merger or amalgamation which does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other securities), or a transfer of all or substantially all of the Corporation's undertaking and assets to another corporation or other entity in which the holders of Common Shares are entitled to receive shares, other securities or other property (any of such events being called a "CAPITAL REORGANIZATION"), the Holder, where he has not exercised the right of subscription and purchase under this Warrant Certificate prior to the effective date of such Capital Reorganization, shall be entitled to receive and shall accept, upon the exercise of such right, on such date or any time thereafter, for the same aggregate consideration in lieu of the number of Common Shares to which he was theretofore entitled to subscribe for and purchase, the aggregate number of shares or other securities or property which the Holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, he had been the registered holder of the number of Common Shares to which he was theretofore entitled to subscribe for and purchase.

         (d) If and whenever at any time after the date hereof and prior to the Expiry Time, the Corporation shall fix a record date for the issuance of rights, options or warrants to all or substantially all of the holders of the outstanding Common Shares entitling them, for a period expiring not more than forty-five (45) days after the record date, to subscribe for or purchase Common Shares or securities convertible, exercisable or exchangeable into Common Shares (each, a "CONVERTIBLE SECURITY") at a price per share (or having a conversation, exercise or exchange price per share) less than 95% of the Current Market Price (as defined below) on the earlier of the record date and the date on which the Corporation announces its intention to make such issuance (any such issuance being herein called a "RIGHTS OFFERING"), the Exercise Price shall be adjusted on the record date so that it shall equal the number which is the product of the Exercise Price in effect immediately prior to the record date and the fraction:

              (i) the numerator of which shall be the total number of Common Shares outstanding immediately prior to the record date plus a number of Common Shares equal to the number arrived at by multiplying the total number of additional Common Shares offered for subscription or purchase or into or for which the total number of rights, options or warrants so offered are convertible or exchangeable by the quotient obtained by dividing the purchase or subscription price for each Common Share or conversion price for each Convertible Security offered for subscription or purchase by such Current Market Price for the Common Shares, and

              (ii) the denominator of which shall be the total number of Common
                   Shares outstanding immediately prior to such record date plus the total number of additional Common Shares offered for subscription or purchase or into or for which the total number of rights, options or warrants so offered are convertible or exchangeable.

              To the extent that any rights, options or warrants are not so issued or any of the rights, options or warrants so issued are not exercised prior to the expiration thereof, the Exercise Price will be readjusted to the Exercise Price in effect immediately prior to the record date, and the

              Exercise Price will be further adjusted based upon the number of additional Common Shares actually delivered upon the exercise of the rights, options or warrants, as the case may be.

              For the purposes of this clause 7(d), "CURRENT MARKET PRICE", at any date, means the weighted average price per Common Share at which the Common Shares have traded: (a) on the Toronto Stock Exchange; or (b) if the Common Shares are not quoted on the Toronto Stock Exchange, on any stock exchange or over-the-counter market upon which the Common Shares are then listed or quoted for trading, during the twenty (20) consecutive trading days (on each of which at least five hundred (500) Common Shares are traded in board lots) ending the third (3rd) trading day before such date, and the weighted average price shall be determined by dividing the aggregate sale price of all Common Shares sold in board lots on the exchange or market, as the case may be, during the twenty (20) consecutive trading days by the number of Common Shares sold, provided that if the Common Shares are not listed or quoted for trading on any stock exchange or market, the price shall be determined by the board of directors of the Corporation in its sole discretion, acting reasonably.

         (e) If and whenever at any time after the date hereof and prior to the Expiry Time, any of the events set out in clause 7(a) or (d) shall occur and the occurrence of such event results in an adjustment of the Exercise Price pursuant to the provisions of clause 7(a) or
              (d), then the number of Common Shares purchasable pursuant to this Warrant shall be adjusted contemporaneously with the adjustment of the Exercise Price by multiplying the number of Common Shares then otherwise purchasable on the exercise thereof by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment and the denominator of which shall be the Exercise Price resulting from such adjustment.

         (f) If the Corporation takes any action affecting its Common Shares to which the foregoing provisions of this clause 7, in the opinion of the board of directors of the Corporation, acting in good faith, are not strictly applicable, or if strictly applicable would not fairly adjust the rights of the Holder against dilution in accordance with the intent and purposes hereof, or would otherwise materially affect the rights of the Holder of the Warrants hereunder, then the Corporation shall execute and deliver to the Holder an amendment hereto providing for an adjustment in the application of such provisions so as to adjust such rights as aforesaid in such manner as the board of directors of the Corporation may determine to be equitable in the circumstances, acting in good faith. The failure of the taking of action by the board of directors of the Corporation to so provide for any adjustment on or prior to the effective date of any action or occurrence giving rise to such state of facts will be conclusive evidence that the board of directors has determined that it is equitable to make no adjustment in the circumstances.

8. The following rules and procedures shall be applicable to the adjustments made pursuant to clause 7:

         (a) no adjustment in the Exercise Price shall be required unless a change of at least 1% of the prevailing Exercise Price would result, provided, however, that any adjustment which, except for the provisions of this clause 8(a), would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment;

         (b) the adjustments provided for in clause 7 are cumulative and shall apply to successive subdivisions, consolidations, dividends, distributions and other events resulting in any adjustment under the provisions of such clause;

         (c) in the absence of a resolution of the board of directors of the Corporation fixing a record date for any dividend or distribution referred to in clause 7(a)(iii) above, the Corporation shall be deemed to have fixed as the record date therefor the date on which such dividend or distribution is effected;

         (d) if the Corporation sets a record date to take any action and thereafter and before the taking of such action abandons its plan to take such action, then no adjustment to the Exercise Price will be required by reason of the setting of such record date;

         (e) forthwith after any adjustment to the Exercise Price or the number of Common Shares purchasable pursuant to the Warrants, the Corporation shall provide to the Holder a certificate of an officer of the Corporation certifying as to the amount of such adjustment and, in reasonable detail, describing the event requiring and the manner of computing or determining such adjustment; and

         (f) any question that at any time or from time to time arises with respect to the amount of any adjustment to the Exercise Price or other adjustment pursuant to clause 7 shall be conclusively determined by a firm of independent chartered accountants (who may be the Corporation's auditors) and shall be binding upon the Corporation and the Holder.

9. On the happening of each and every such event set out in clause 7, the applicable provisions of this Warrant, including the Exercise Price, shall, ipso facto, be deemed to be amended accordingly and the Corporation shall take all necessary action so as to comply with such provisions as so amended.

10. The Corporation shall not be required to deliver certificates for Common Shares while the share transfer books of the Corporation are properly closed, having regard to the provisions of clauses 7 and 8 hereof, prior to any meeting of shareholders or for the payment of dividends or for any other purpose and in the event of the surrender of any Warrant in accordance with the provisions hereof and the making of any subscription and payment for the Common Shares called for thereby during any such period delivery of certificates for Common Shares may be postponed for not more than five (5) days after the date of the re-opening of said share transfer books. Provided, however, that any such postponement of delivery of certificates shall be without prejudice to the right of the Holder so surrendering the same and making payment during such period to receive after the share transfer books shall have been re-opened such certificates for the Common Shares called for, as the same may be adjusted pursuant to clause 8 hereof as a result of the completion of the event in respect of which the transfer books were closed.

11. Subject as hereinafter provided, all or any of the rights conferred upon the Holder by the terms hereof may be enforced by the Holder by appropriate legal proceedings. No recourse under or upon any obligation, covenant or agreement contained herein shall be had against any shareholder, director or officer of the Corporation either directly or through the Corporation, it being expressly agreed and declared that the obligations under the Warrants are solely corporate obligations and that no personal liability whatever shall attach to or be incurred by the shareholders, directors or officers of the Corporation or any of them in respect thereof, any and all rights and claims against every such shareholder, officer or director being hereby expressly waived as a condition of and as a consideration for the issue of the Warrants.

12. The Holder may subscribe for and purchase any lesser number of Common Shares than the number of shares expressed in this Warrant Certificate. In the case of any subscription for a lesser number of Common Shares than expressed in this Warrant Certificate, the Holder hereof shall be entitled to receive at no cost to the Holder a new Warrant Certificate in respect of the balance of Warrant not then exercised. Such new Warrant Certificate shall be delivered by bonded overnight courier to the Holder by the Corporation, contemporaneously with the delivery of the certificate or certificates representing the Common Shares issued pursuant to clause 4.

13. If this Warrant Certificate is stolen, lost, mutilated or destroyed, the Corporation shall, on such terms as it may in its discretion acting reasonably impose, issue and sign and direct the Corporation's transfer agent to countersign a new Warrant Certificate of like denomination, tenor and date as the Warrant Certificate so stolen, lost, mutilated or destroyed for delivery to the Holder.

14. The Corporation shall keep at its principal office (or its transfer agent in the City of Toronto): (a) a register of holders in which shall be entered the names and addresses of the holders of the Warrants and of the number of Warrants held by them; and (b) a register of transfers in which shall be entered the date and other particulars of each transfer of Warrants. The registers hereinbefore referred to shall be open at all reasonable times for inspection by any Holder.

15. The transferee of a Warrant Certificate shall, after the transfer form attached to the Warrant Certificate or any other form of transfer acceptable to the Corporation, acting reasonably, is duly completed and the Warrant Certificate is lodged with the Corporation and upon compliance with all other conditions in that regard required by this Warrant, by the Toronto Stock Exchange or by law, be entitled to have his name entered on the register of holders as the owner of the Warrants represented thereby free from all equities or rights of set-off or counterclaim between the Corporation and the transferor or any previous holder of such Warrant, save in respect of equities of which the Corporation or the transferee is required to take notice by statute or by order of a court of competent jurisdiction.

16. Warrant Certificates may, upon compliance with the reasonable requirements of the Corporation, be exchanged for Warrant Certificates in any other denomination representing in the aggregate the same number of Warrants. The Corporation shall issue and sign and direct the Corporation's transfer agent to countersign, all Warrant Certificates necessary to carry out the exchanges contemplated herein, provided:

         (i) Warrant Certificates may be exchanged only at the principal office of the Corporation in the City of Mississauga;

         (ii) any Warrant Certificates tendered for exchange shall be surrendered to the Corporation and cancelled; and

         (iii) except as otherwise herein provided, the Corporation shall not charge Holders requesting an exchange any sum for any new Warrant Certificate issued.

17. The Corporation may deem and treat the registered holder of any Warrant Certificate as the absolute owner of the Warrants represented thereby for all purposes, and the Corporation shall not be affected by any notice or knowledge to the contrary except where the Corporation is required to take notice by statute or by order of a court of competent jurisdiction. A Holder shall be entitled to the rights evidenced by such Warrant free from all equities or rights of set-off or counterclaim between the Corporation and the original or any intermediate holder thereof and all persons may act accordingly and the receipt by any such Holder of the Common Shares purchasable pursuant to such Warrant shall be a good discharge to the Corporation for the same and the Corporation shall not be bound to inquire into the title of any such Holder except where the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

18. The Holder acknowledges that appropriate legend, as follows, will be placed upon certificates representing any securities issued on the exchange, assignment or exercise of the Warrants represented by this certificate until the hold period expires for the Warrants so represented hereby.

LEGEND

         "UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE DECEMBER o, 2002."

19. This Warrant shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable herein.

20. The Warrants represented by this certificate and the Common Shares issuable upon exercise hereof have not been registered under the United States Securities Act of 1933, as amended (the "1933 ACT"). The Warrants represented by this certificate may not be exercised by a U.S. person or person within the United States (or on behalf of any such person) unless registered under the 1933 Act or unless an exemption from such registration is available. Terms used in this clause 20 have the meanings assigned to them in Regulation S under the 1933 Act.

21. All references herein to monetary amounts are references to lawful money of Canada.

         IN WITNESS WHEREOF, the Corporation has caused this Warrant Certificate to be signed by its duly authorized officer.

         DATED this ____ day of _____________, 200__.


                                      ADB SYSTEMS INTERNATIONAL INC.


                                      By: ______________________________________
                                                Authorized Signing Officer

                                SUBSCRIPTION FORM

                  TO BE COMPLETED IF WARRANTS ARE TO BE EXERCISED:


TO:               ADB SYSTEMS INTERNATIONAL INC.
                  6725 Airport Road, Suite 201
                  Mississauga, Ontario L4V 1V2


THE UNDERSIGNED hereby subscribes for ____________ common shares of ADB Systems International Inc. according to the terms and conditions set forth in the annexed warrant certificate (or such number of other securities or property to which such warrant entitles the undersigned to acquire under the terms and conditions set forth in the annexed warrant certificate).

Address for Delivery of Shares:

                                ________________________________________________

                                ________________________________________________

                                ________________________________________________


                                Attention: _____________________________________

Exercise Price Tendered
(Cdn$0.14 per share or as adjusted)            Cdn$__________________


DATED at _____________________, this __________ day of __________________, ____.



Witness:                                    )
                                            )   ________________________________
                                            )   Holder's Name
                                            )
____________________________________________)   ________________________________
                                            )   Authorized Signature
                                            )
                                            )   ________________________________
                                            )   Title (if applicable)

                                 ASSIGNMENT FORM

                  TO BE COMPLETED IF WARRANTS ARE TO BE ASSIGNED:


TO:               ADB SYSTEMS INTERNATIONAL INC.
                  6725 Airport Road, Suite 201
                  Mississauga, Ontario L4V 1V2



FOR VALUE RECEIVED, ______________________ Warrants represented by this Warrant

Certificate are hereby transferred to __________________________________________

residing at ___________________________________________________________________.

You are hereby instructed to take the necessary steps to effect this transfer.




DATED at ______________, this ________ day of _______________________, ________.



Witness:                                    )
                                            )  _________________________________
                                            )  Holder's Name
                                            )
____________________________________________)  _________________________________
                                            )  Authorized Signature
                                            )
                                            )  _________________________________
                                            )  Title (if applicable)


Signature guaranteed:

The signature must be guaranteed by a Canadian chartered bank or a member of a recognized stock exchange or other entity acceptable to the Corporation.